UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2014

SYMMETRY MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32374	35-1996126
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582

(Address of principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The additional disclosures in this Current Report on Form 8-K (“Form 8-K”) supplement the disclosures contained in the definitive proxy statement/prospectus of the Company filed with the Securities and Exchange Commission (“SEC”) on November 4, 2014 and mailed to SMI’s stockholders on or about November 5, 2014 (the “proxy statement/prospectus”), and should be read in conjunction with the disclosures contained in the proxy statement/prospectus, which in turn should be read in its entirety, and the additional disclosures in the Current Report on Form 8-K filed with the SEC on November 18, 2014. To the extent that information in this Form 8-K differs from or updates information contained in the proxy statement/prospectus, the information in this Form 8-K shall supersede or supplement the information in the proxy statement/prospectus. Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the proxy statement/prospectus.

The following disclosures supplement the existing disclosures contained under the caption “Treatment of Outstanding Equity-Based Awards” beginning on page 10 of the proxy statement/prospectus:

•	Restricted Stock Units. Immediately prior to the effective time of the spin-off and merger transaction, each restricted stock unit and each award (other than an option or restricted stock unit) pursuant to which restricted shares have been committed to be granted, but have not been issued (each a ‘‘restricted stock unit award’’) then outstanding will have the right to receive from the surviving corporation, in respect of such restricted stock unit award, (i)(A) an amount in cash, less applicable withholding taxes, if any, equal to the number of shares subject to such restricted stock unit award, assuming, in the case of restricted stock unit awards that are subject to performance-based vesting, that the performance goals are satisfied at 133% of target level performance, multiplied by (B) the cash merger consideration and (ii) the spinco consideration in respect of the number of shares subject to such restricted stock unit award. Such amount was determined based on SMI’s and the participant’s past levels of performance under the 2014 Equity Incentive Program (the “Program”) up to the date of the Merger Agreement and projected levels of achievement for the remainder of the year. As of the date of this proxy statement/prospectus, SMI remains on track to achieve performance targets sufficient to warrant the payment of awards at 133% of target levels.

The following disclosures supplement the existing disclosures contained under the caption “Quantification of Payments to SMI’s Named Executive Officers” beginning on page 57 of the proxy statement/prospectus:

•

Each outstanding restricted share of SMI common stock will vest and will be cancelled in exchange for (i) an amount in cash equal to the cash merger consideration ($7.50) and (ii) the spinco consideration. Each outstanding restricted stock unit award will vest and be cancelled in exchange for (i)(A) an amount in cash, less applicable withholding taxes, if any, equal to the number of shares subject to such restricted stock unit award, assuming, in the case of restricted stock unit awards that are subject to performance based vesting, that the performance goals are satisfied at 133% of target level performance, multiplied by (B) the cash merger consideration and (ii) the spinco consideration in respect of the number of shares subject to such restricted stock unit award. Such amount was determined based on SMI’s and the participant’s past levels of performance under the Program up to the date of the Merger Agreement and projected levels of achievement for the remainder of the year. As of the date of this proxy statement/prospectus, SMI remains on track to achieve performance targets sufficient to warrant the payment of awards at 133% of target levels. Any restricted shares that are so deemed to be earned will be granted as of immediately prior to closing and will be treated in the same manner as other restricted shares in connection with the Merger.

The table below shows the number of unvested options to acquire SMI common stock and restricted shares of SMI common stock that are expected to be held by each of the SMI named executive officers on January 26, 2015 (assuming that committed but ungranted restricted shares are earned, pursuant to the terms of the Program, as set forth in SMI’s proxy statement, which was filed with the SEC on March 14, 2014, at 133% of the target performance level, as provided in the Merger Agreement).

Name	Stock Options	Restricted Shares	Total
Thomas J. Sullivan Number of Unvested Options/Restricted Shares(a)(b) . . .	300,000	113,639	413,639
Value of Acceleration(c)(d) . . . . . . . . . . . . . . . . . . . .	$546,000	$1,080,707	$1,626,707
Fred L. Hite Number of Unvested Restricted Shares(b) . . . . . . . . . .	—	113,701	113,701
Value of Acceleration(d) . . . . . . . . . . . . . . . . . . . . . .	—	$1,081,297	$1,081,297
Thomas W. Barrett Number of Unvested Restricted Shares(b) . . . . . . . . . .	—	38,332	38,332
Value of Acceleration(d) . . . . . . . . . . . . . . . . . . . . . .	—	$364,538	$364,538
Christopher G. Cummins Number of Unvested Restricted Shares(b) . . . . . . . . . .	—	41,282	41,282
Value of Acceleration(d) . . . . . . . . . . . . . . . . . . . . . .	—	$392,592	$392,592
David C. Milne Number of Unvested Restricted Shares(b) . . . . . . . . . .	—	26,323	26,323
Value of Acceleration(d) . . . . . . . . . . . . . . . . . . . . . .	—	$250,332	$250,332

(a)	Mr. Sullivan currently holds 300,000 options to purchase shares of SMI common stock at a price of $7.69 and that are scheduled to vest on July 27, 2017 and that will be accelerated in full in connection with the Merger.

(b)

Represents the number of restricted shares and committed but ungranted restricted shares held by the SMI named executive officers that are expected to be unvested as of January 26, 2015, assuming that performance goals are satisfied at 133% of target level performance. Such assumption was based on SMI’s and the participant’s past levels of performance under the 2014 Equity Incentive Program (the “Program”) up to the date of the Merger Agreement and projected levels of achievement for the remainder of the year. As of the date of this proxy statement/prospectus, SMI remains on track to achieve performance targets sufficient to warrant the payment of awards at 133% of target levels.

(c)	The value of each stock option reflected above is equal to (i) $1.82, which represents the average closing price of SMI common stock over the five business days following the first announcement of the Merger ($9.51), minus the exercise price of Mr. Sullivan’s stock options ($7.69), multiplied by (ii) 300,000 (the number of stock options Mr. Sullivan holds). Under the terms of the Merger Agreement, Mr. Sullivan’s SMI options will be cancelled in exchange for a number of shares of Symmetry Surgical common stock equal (x) to the fair market value of a share of SMI common stock as of immediately prior to the effective time of the Merger minus $7.69, multiplied by (y) 300,000, divided by (z) the fair market value of a share of Symmetry Surgical common stock (as determined by SMI’s board of directors) as of immediately prior to the effective time of the Merger. As a result, Mr. Sullivan will not receive any cash payment with respect to his options and the actual value of the Symmetry Surgical common stock received by Mr. Sullivan in connection with the cancellation of his SMI stock options may differ from the amount shown in the table above.

(d)

The value of the restricted shares and committed but ungranted restricted shares reflected above is equal to the number of such shares held by the SMI named executive officer (assuming that performance goals are satisfied at 133% of target level performance, multiplied by $9.51, which is the average closing price of SMI common stock over the five business days following the first announcement of the Merger). As described above, each share of restricted stock and each committed but ungranted restricted share that is outstanding as of immediately prior to the closing of the Merger will be converted into the right to receive (i) the cash merger consideration ($7.50) and (ii) the spinco consideration. The actual cash amounts that would be paid to the named executive officers with respect to the number of shares of restricted stock and committed but ungranted restricted shares, assuming that performance goals are satisfied at 133% of target level performance, would be $852,293 to Mr. Sullivan, $852,758 to Mr. Hite, $287,490 to Mr. Barrett, $309,615 to Mr. Cummins and $197,423 to Mr. Milne.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc. (Registrant)

Date: November 21, 2014	By:	/s/ Thomas J. Sullivan
Name: Thomas J. Sullivan
Title: President & Chief Executive Officer